UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 1, 2010

MEDPRO SAFETY PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52077	91-2015980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

817 Winchester Road, Suite 200
Lexington, KY 40505
(Address of Principal Executive Offices) (Zip Code)

(859) 225-5375
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On July 16, 2010, MedPro Safety Products, Inc. (“MedPro” or the “Company”) entered into a new manufacturing agreement granting Greiner Bio-One GmbH (“GBO”) exclusive rights to manufacture, market and distribute three safety blood collection and infusion products (the “Products”) for a six-year term (the “GBO Agreement”).  The GBO Agreement was described in the Company’s Form 8-K filed July 22, 2010.

On September 1, 2010, MedPro completed the issuance of $25 million of Senior Secured 14% Notes due 2016 (the “Notes”) in a private placement to institutional investors (the “Note Issuance”).  In connection with the Note Issuance, MedPro transferred the rights to receive all royalties under the GBO Agreement to a newly formed MedPro subsidiary, MedPro Investments, LLC (“Issuer”), which issued the Notes.  MedPro received approximately $18,649,000 in net proceeds after the establishment of a $4,500,000 interest reserve and payment of offering expenses. MedPro expects to use the net proceeds to finance the development of its safety products and to retire debt.

Purchase and Sale Agreement

The Purchase and Sale Agreement sets forth the terms on which MedPro sold and contributed its royalty rights to the Issuer on the closing date.

The Purchase and Sale Agreement also provides that MedPro has agreed that if the GBO Agreement terminates for any reason, and MedPro does not enter into an agreement substantially identical to the GBO Agreement with another party for the right to manufacture, market and distribute the Products, then MedPro will transfer and contribute to the Issuer the intellectual property rights related to the Products.

Payment of Purchase Price and Issuance of Equity

In exchange for the “Purchased Assets,” the Issuer paid MedPro the net proceeds from the sale of the Notes after payment of approximately $1,850,000 in offering expenses and $4,500,000 to fund the interest reserve account.

The “Purchased Assets” are:
•
MedPro’s right to receive all royalties and other payments from GBO and certain related rights under the GBO Agreement (“Royalty Rights”); and any similar rights under any other agreement entered into by MedPro with respect to the manufacturing, marketing and distribution of the Products following the termination of the GBO Agreement;

•
MedPro’s agreement to transfer and contribute to the Issuer the intellectual property rights related to the Products following a termination of the GBO Agreement and the failure of MedPro to enter into another agreement with respect to the manufacturing, marketing and distribution of the Products; and

•
MedPro’s agreement to act as servicing agent on behalf of the Issuer, undertaking to collect the royalty payments, enforce the Royalty Rights, and to perform certain other services in respect of the Purchased Assets.

MedPro will continue to be liable for all of its obligations under the GBO Agreement.

Certain Covenants

In the Purchase and Sale Agreement, MedPro makes the following covenants that could affect its future operations.

•	MedPro must fully perform its obligations under the GBO Agreement in a timely manner.

•
Except with the prior written consent of the Trustee, MedPro cannot create or allow to exist any security interest on any of its right, title or interest in or to (a) the Issuer, (b) any payments or other rights under the GBO Agreement or (c) the Products or the intellectual property rights related to the Products, in each case, other than for the benefit of the Noteholders.

•
Except with the prior written consent of the Trustee, MedPro will not amend, modify, supplement, restate, cancel or terminate the GBO Agreement in any way that would materially adversely affect the Issuer or the Noteholders.

•
If the GBO Agreement is terminated, MedPro will use commercially reasonable efforts to enter into an agreement, which shall be substantially identical to the GBO Agreement, with another party to commercialize and market the Product and the intellectual property rights related to the Products. If MedPro fails to enter into such an agreement within six months of the termination of the GBO Agreement, MedPro must transfer to the Issuer the Products and the intellectual property rights related to the Products for use worldwide.

•
MedPro (together with its Subsidiaries other than the Issuer) is not permitted to incur indebtedness except under the MedPro Guarantee for the benefit of the Noteholders, and indebtedness in an aggregate amount not to exceed $7,500,000. In addition, MedPro (together with its Subsidiaries other than the Issuer) can incur unsecured Indebtedness in an aggregate amount not to exceed $15,000,000.  All such unsecured Indebtedness is subordinated to MedPro’s obligations under the Guarantee, and no payments on the principal amounts of such subordinated Indebtedness are permitted so long as any of MedPro’s obligations under the Guarantee are outstanding. No interest or other payments in respect of such subordinated Indebtedness is permitted so long as any Default or Event of Default has occurred and is continuing. At the time such subordinated Indebtedness is incurred, no Default or Event of Default can have occurred and be continuing or be caused thereby.

•
MedPro cannot, and cannot permit any of its Subsidiaries to, merge or consolidate with or into, or sell, convey, transfer, lease or otherwise dispose of, directly or Indirectly (including pursuant to any dividend, distribution, redemption, repurchase or other Transaction), all or substantially all of its property and assets to, any other Person.  However, the prohibition will not apply (except with respect to the Issuer) if (a) the combined company or Person, immediately following any such merger, consolidation, disposition or such other transaction, shall have a coverage ratio of EBITDA to Fixed Charges of 2.0 to 1 or greater (based on the last four quarters of financial information as set forth in financial statements prepared in accordance with generally accepted accounting principles), (b) no Default or Event of Default has occurred and is continuing or would be caused thereby, and (c) each such combined company and Person acquiring such property and assets assumes all of MedPro’s obligations under the Guarantee, Pledge and Security Agreement and other related documents.

Pledge and Security Agreement

MedPro has entered into a Pledge and Security Agreement (the “Pledge Agreement”) in favor of the Trustee for the benefit of the Noteholders, MedPro has pledged to the Trustee a security interest in MedPro’s right, title and interest in (i) all of its equity ownership interests in the Issuer, whether now owned or hereafter acquired (the “Pledged Equity”), (ii) the right to receive all monies and property representing a distribution in respect of such Pledged Equity and (iii) all proceeds, products and accessions of and to such Pledged Equity and such monies and property. Upon the occurrence and continuance of an Event of Default under the Indenture and MedPro’s failure to perform under the Guarantee, the Trustee may take possession of the Pledged Equity and other collateral, if any, pledged under the Pledge Agreement and exercise available remedies, including selling the Pledged Equity and other collateral. So long as no default or Event of Default is continuing, MedPro will be entitled to vote its equity ownership interest in the Issuer but will not be entitled to receive distributions from the Issuer prior to the payment in full of the Notes.

The Indenture and the Notes

Pursuant to the Indenture with the Trustee, the Issuer has issued Notes in an aggregate principal amount of $25,000,000.  The maturity date of the Notes is October 30, 2016. The Notes are obligations solely of the Issuer. The Issuer may issue additional Notes in an aggregate principal amount of $5,000,000 until October 1, 2010.

The Notes bear interest on the unpaid principal balance at a rate of 14% per annum. The interest rate will increase by 0.75% if the Issuer or the Trustee pays certain royalty or other obligations on behalf of MedPro until such time as MedPro has reimbursed the Issuer the full amount of any such payments.

The Company has established several accounts and reserves, which will be pledged to the Trustee pursuant to the Indenture.  These include:
•	The Collection Account, from which all principal, interest and incremental interest payments due on the Notes will be paid;
•	A Reserve Account, funded from a portion of the proceeds of the offering, for payment of interest due on Payment Dates prior to January 30, 2013;
•
A Wing Reserve Account, funded by MedPro from a portion of the purchase price paid to MedPro, to cover potential liquidated damages payable under the GBO Agreement if regulatory approval of the Wing Product is delayed.

In addition, the Company will establish a Holding Account, funded from royalty payments, to which would be allocated a percentage of incremental interest potentially payable to the Issuer and available for distribution to MedPro (the “Issuer’s Allocation”)  if the additional $5,000,000 principal amount of Notes is not issued.

Payment on the Notes

The primary source of payments for the Notes will be the royalty payments paid under the GBO Agreement and the Reserve Account. MedPro has directed GBO to make the royalty payments directly to the Collection Account. On each Payment Date, commencing October 30, 2010, the Trustee (or a paying agent) will pay to the Noteholders all principal, interest and incremental interest payments due on the Notes from funds available in the Collection Account and, on or before January 30, 2013, from funds available in the Reserve Account.

If there are insufficient funds in the Collection Account on any Payment Date before January 30, 2013 to make an interest payment, then the Trustee will withdraw funds from the Reserve Account to the extent of the shortfall in such interest payment. On January 30, 2013, any remaining balance in the Reserve Account shall be transferred to the Collection Account and included in Available Revenues. In addition, to the extent Available Revenues on any Payment Date are not sufficient to pay amounts due as a result of GBO reducing royalty payments by all or a portion of any Liquidated Damages payable under the GBO Agreement, the Trustee will withdraw funds available, if any, in the Wing Reserve Account and apply such funds to the payment of any such insufficiency.

If Available Revenues and amounts withdrawn from the Reserve Accounts are insufficient to make the interest payment due on any Payment Date, then the shortfall will accrue interest at the applicable interest rate, compounded quarterly, until paid in full, to the extent permitted by applicable law. However, the failure to make an interest payment on any Payment Date will not be an Event of Default, unless such unpaid interest, together with interest thereon, remains unpaid on the next succeeding Payment Date; provided, that if such shortfall (and interest thereon) is not paid in full by the next succeeding Payment Date it shall not be an Event of Default under the Indenture if such shortfall (and interest thereon) is less than or equal to the aggregate amount of Incremental Interest Payments (as defined below) paid on all preceding Payment Dates.

On each Payment Date occurring on and before January 30, 2016, the Noteholders will be paid additional interest (the “Incremental Interest Payments”) if Available Revenues from royalty payments on Product sales exceed the amounts needed to pay all interest and expenses due and payable on such Payment Date and amounts, if any, deposited to the Holding Account on such Payment Date.

The outstanding principal balance of the Notes is due and payable in full not later October 30, 2016.  Principal payments shall be made on the Notes on each Payment Date commencing on October 30, 2010. However, that the principal amount of the Notes to be repaid on any Payment Date occurring on or before January 30, 2016 cannot exceed the amount which would reduce the principal amount of the Notes to $1,000,000 (the “Interim Principal Repayment Limit”). The failure to make a principal payment on any Payment Date before October 30, 2016, will not be a default or an Event of Default. The failure to pay the principal amount of the Notes in full by October 30, 2016, will be an Event of Default.

The amount of the principal payments actually made on any Payment Date will depend on the amount of the Net Available Revenues on such Payment Date, as well as the actual rate of interest paid on amounts on deposit in the Collection Account and Reserve Account, the actual principal amount of Notes outstanding on such Payment Date and whether the Interim Principal Repayment Limit has occurred on or before any Payment Date on or before January 30, 2016.

Priority of Payments

The Trustee will apply the Available Revenues for each Payment Date and in the following order of priority,

•	First, to accrued and unpaid Trustee fees and expenses;
•	Second, to the payment of any unpaid royalty, marketing or other obligations of MedPro relating to the Products;
•	Third, to accrued and unpaid expenses not previously paid or reimbursed, not to exceed $3,500 on any Payment Date;
•	Fourth, to accrued and unpaid Servicer fees due under the servicing agreement;
•	Fifth, if a default or an event of default under the Indenture has not occurred and is not then continuing, to the Holding Account, the amount of the Issuer’s Allocation;
•	Sixth, to accrued and unpaid interest on the Notes, including accrued and unpaid interest due on prior Payment Dates and interest on such unpaid interest;
•	Seventh, payments of principal;

•
Eighth, on each Payment Date occurring on and before January 30, 2016, to the Issuer, an amount equal to the marketing payment under the GBO Agreement, which will be available for distribution to MedPro to pay the marketing payment;

•	Ninth, on each Payment Date occurring on before January 30, 2016, to the Noteholders, the Incremental Interest Payment;
•	Tenth, to accrued and unpaid expenses not paid as provided in the third item above; and
•	Eleventh, the balance to the Issuer, which will be available for distribution to MedPro.

Covenants of the Issuer

The Indenture includes certain covenants that govern the Issuer’s general activities. In each case, the Issuer agrees that it will perform or comply with such covenants and not engage in any prohibited activity without the prior written consent of the Trustee.  The covenants include, among other things:

•
Except as otherwise permitted by the Indenture, the Issuer will not, directly or indirectly (i) make any distribution, whether in cash, property, securities or a combination thereof, to MedPro, (ii) redeem, purchase, retire or otherwise acquire for value any equity interest or security of Issuer, or (iii) set aside or otherwise segregate any amounts for any such purchase.

•
The Issuer will not (and will not consent to MedPro taking any action that would) create, incur, assume or suffer to exist any mortgage, pledge, security interest or other lien or encumbrance on the assets of the Issuer other than any security interest created or required to be created or permitted under the Indenture.

•
The Issuer shall not incur indebtedness; provided, however, that the Issuer may incur indebtedness in respect of the Notes and may issue additional Notes in the principal amount of up to $5,000,000 until October 1, 2010.

•
The Issuer shall not, directly or indirectly, issue, deliver or sell, any equity or ownership interests, except for the pledge by MedPro to the Trustee for the benefit of the Noteholders of its equity ownership interests in the Issuer. Additional equity ownership interests may issued to MedPro, provided that such interests are pledged to the Trustee pursuant to the Pledge Agreement, and that the Issuer may use the consideration received for any such additional equity ownership interests to make payments of interest on the Notes for six Payment Dates in total and for not more than three Payment Dates in succession.

•
Except as otherwise provided in its Operating Agreement, the Issuer shall not engage in any business or activity other than (i) purchasing, holding and pledging the Royalty Rights, collecting the royalty payments, exercising its rights under and remaining a party to the the related documents, and issuing the Notes.

Events of Default; Remedies

Each of the following events will constitute an “Event of Default” with respect to the Notes under the Indenture (unless otherwise specified below):

a)
failure to pay interest (including the Incremental Interest Payment) on the Notes due on any Payment Date other than the Final Maturity Date within five days of such Payment Date, but only to the extent there are funds available for such payment;

b)
failure to pay interest (including the Incremental Interest Payment) on the Notes due on any Payment Date other than the final maturity date in full by the next succeeding Payment Date, together with additional interest on any interest not paid on the Payment Date on which it was originally due;

c)	failure to pay principal and accrued and unpaid interest (including the Incremental Interest Payment) on the Notes on October 16, 2016;

d)	failure to pay any amount (other than a payment default as provided above) within five business days after written notice to the Issuer is given of non-payment by the Trustee;

e)
failure by the Issuer to comply in any material respect with certain the covenants set forth in the Indenture, after having received written notice thereof by the Trustee; or failure by the Issuer to comply with any of the other covenants, obligations, conditions or provisions binding on it under this Indenture or the Notes (other than a payment default as provided above), if such failure continues for a period of 60 days or more after the earlier of  a responsible officer of the Issuer or MedPro becoming aware of such failure or written notice thereof has been given to the Issuer by the Trustee;

f)	certain voluntary or involuntary insolvency or bankruptcy events in respect of the Issuer or MedPro;

g)
any judgment or order for the payment of money in excess of U.S.$1,000,000 shall be rendered against the Issuer or MedPro and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) there is any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

h)	the Issuer becomes an investment company required to be registered under the Investment Company Act of 1940, as amended;

i)	the organizational documents creating the Issuer cease to be in full force and effect without replacement documents having the same terms being in full force and effect;

j)
MedPro shall have failed to perform any of its covenants under the Purchase and Sale Agreement or the Pledge and Security Agreement, the Guarantee, or the other Operative Documents to which it is party, and such failure adversely affects the interest of the Noteholders and continues for a period of 60 days or more after the earlier of a responsible officer of the Issuer or MedPro becoming aware of such failure, or written notice thereof being given to the Issuer by the Trustee;

k)
any representation, warranty, certificate or statement made by or on behalf of MedPro or the Issuer in connection with the Indenture or any other related documents which is false or incorrect in any material respect when made or furnished; or

l)
any withdrawal or revocation by the U.S. Food and Drug Administration of approvals to sell any Product in the United States for efficacy or safety reasons which has, or could reasonably be expected to have, a material adverse effect on repayment of the Notes.

The Indenture provides that, within 30 days after the occurrence of an Event of Default in respect of the Notes, the Trustee will give to the holders of the Notes notice, transmitted by mail, of all uncured or unwaived defaults under the Indenture known to it on such date. If an Event of Default (other than an Event of Default under (f) above) occurs and is continuing, the Trustee may, and shall, when instructed by the holders of a majority of the aggregate outstanding principal balance of the Notes, give a notice to the Issuer declaring the outstanding principal balance of such Notes and all accrued and unpaid interest thereon to be due and payable. At any time after the Trustee has declared the outstanding principal balance of the Notes to be due and payable and prior to the exercise of any other remedies pursuant to the Indenture, which remedies (other than the giving of notice) shall be available only upon the direction of the holders (not affiliated with the Issuer) of a majority of the aggregate outstanding principal balance of the Notes, by written notice to the Issuer and the Trustee, may, except in the case of:

(i)	a payment default on the Notes, or

(ii)
a default in respect to any covenant or provision of the Indenture that cannot by the terms thereof be modified or amended without the consent of each holder affected thereby, rescind and annul such declaration and thereby annul its consequences if (a) there has been paid to or deposited with the Trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal of the Notes that would have become due otherwise than by such declaration of acceleration, (b) the rescission would not conflict with any judgment or decree and (c) all other defaults and Events of Default, other than nonpayment of interest and principal on the Notes that have become due solely because of such acceleration, have been cured or waived.

If the Trustee has declared the outstanding principal balance of the Notes to be due and payable as the result of the occurrence of an Event of Default of the type described in clause (i) or (ii) above, only holders of all of the outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and thereby annul its consequences if the conditions described in clauses (a), (b) and (c) of the preceding sentence are met. If an Event of Default under clause (f) occurs, the outstanding principal balance of the Notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party.

The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of the Notes before proceeding to exercise any right or power under the Indenture at the request or direction of such holders. Except in limited circumstances, no holder of the Notes will have the right, other than through the Trustee acting in accordance with the Indenture, to sue for recovery or take any other actions to enforce the obligations of the Issuer to pay any and all amounts due and payable under the Notes. However, such limitation does not apply to a suit instituted by any holder for the enforcement of payment of principal at the maturity date or the payment of interest on such Note on or after the due dates therefor unless such holder shall have consented thereto. The Trustee is entitled to exercise any and all remedies available to it under the Indenture.

Item 1.02	Termination of a Material Definitive Agreement

MedPro used a portion of the net proceeds received from the sale of the Notes to pay off the outstanding principal amount and all accrued interest on its loan with Fifth Third Bank and its various bridge loans with Vision Opportunity Master Fund, Ltd. Accordingly, the loan agreements with these lenders have terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

MedPro has entered into a Continuing Unconditional Guarantee in favor of the Trustee for the benefit of the Noteholders.  MedPro will guarantee to the Trustee the prompt and complete payment and performance by the Issuer when due (whether at stated maturity, by acceleration or otherwise) of the Issuer’s obligations.

Item 9.01.	Financial Statement and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release issued by MedPro Safety Products, Inc. on September 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPRO SAFETY PRODUCTS, INC.

Dated: September 8, 2010	By:	/s/ Walter W. Weller
Walter W. Weller
President and Chief Operating Officer